Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-39865, 33-39866, 333-45971, 333-91967 and 333-113059 of Hector Communications Corporation of our report dated February 17, 2006, appearing in this Annual Report on Form 10-K of Hector Communications Corporation and its subsidiaries for the year ended December 31, 2005.

/s/ Olsen Thielen and Co., Ltd.
Olsen Thielen and Co., Ltd.
March 27, 2006
St. Paul, Minnesota